CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report incorporated by reference herein dated April 29, 2010, on the financial statements of Greenwich Advisors India Select Fund (the “Fund”), a series of Greenwich Advisors Trust, as of February 28, 2010, and for the periods indicated therein and to the references to our firm in the Prospectus and the Statement of Additional Information in this Post-Effective Amendment to Greenwich Advisors Trust’s Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

June 29, 2010